Exhibit 10.1

EQUITY PURCHASE AGREEMENT

among

SEMICAB, INC.,

ALGORHYTHM HOLDINGS, INC.

and

SEMICAB HOLDINGS, LLC

dated as of

May 2, 2025

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”), dated as of May 2, 2025, is entered into among SemiCab Inc., a Delaware corporation (the “Seller”), Algorhythm Holdings, Inc., a Delaware corporation (“Algorhythm Holdings”), and Algorhythm Holdings’ subsidiary, SemiCab Holdings, LLC, a Nevada limited liability company (“Buyer”, together with Algorhythm Holdings, the “Buyer Parties”).

WHEREAS, Seller is engaged in the business of providing automated optimization services for shippers and carriers using a propriety software platform that employs both machine learning and artificial intelligence technologies; and

WHEREAS, the Seller is the owner of 9,999 shares (the “Shares”) of the issued and outstanding equity shares, Rs. 10 par value (the “Equity Shares”), of SMCB Solutions Private Limited, an Indian company (the “Company”); and

WHEREAS, the Seller is the owner of a 20% membership interest (the “Membership Interest”) in Buyer; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein; and

WHEREAS, Seller wishes to sell to Algorhythm Holdings, and Algorhythm Holdings wishes to purchase from Seller, the Membership Interest, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (other than restrictions on transfer arising under applicable state or federal securities laws) (each, an “Encumbrance”). The aggregate purchase price for the Shares shall be One Million Seven Hundred Fifty Thousand US Dollars ($1,750,000 USD) which shall be evidenced by a promissory note (the “Promissory Note”) issued by Algorhythm Holdings to Seller, the form of which is attached hereto as Exhibit A (hereof the “Share Purchase Price”).

Section 1.02 Purchase and Sale of Membership Interest. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Algorhythm Holdings, and Algorhythm Holdings shall purchase from Seller, the Membership Interest, free and clear of any Encumbrance. The aggregate purchase price for the Membership Interest shall be 119,742 shares of Algorhythm Holdings’ common stock, par value $0.01 per share (the “Common Stock”) (which equates to five percent (5%) of the 2,394,829 shares of Common Stock that are issued and outstanding on the date hereof) issued by Algorhythm Holdings to Seller (the “Membership Interest Purchase Price”; together with the Share Purchase Price, the “Purchase Price”).

Section 1.03 Withholding Taxes. The Buyer Parties shall be entitled to deduct and withhold from the Purchase Price all Taxes that the Buyer Parties may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on such date and at such time as may be mutually agreed upon by the parties hereto (the “Closing Date”) at the offices of Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, New York 10036, or remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. ET time on the Closing Date.

Section 2.02 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) Seller and the Buyer Parties shall have received all consents, authorizations, orders and approvals from the Governmental Authorities required hereunder, in each case in form and substance reasonably satisfactory to the Buyer Parties and Seller, as applicable, and no such consent, authorization, order and approval shall have been revoked.

Section 2.03 Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by the Buyer Parties, at or prior to the closing, of each of the following conditions:

(a) Other than the representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04 and Section 3.05, the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a significant negative effect on the financial condition, operations, or business prospects of the applicable company (“Material Adverse Effect”). The representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04, and Section 3.05 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

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(b) Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) No Action shall have been commenced against the Buyer Parties, Seller or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d) All approvals, consents and waivers that are listed in Section 2.04 shall have been received, and executed counterparts thereof shall have been delivered to the Buyer Parties at or prior to the Closing.

(e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(f) All the transactions contemplated under this Agreement shall comply with the provisions of FEMA and the Consolidated FDI Policy dated October 15, 2020, issued by the Government of India. The parties hereto agree that they shall cooperate with one another to complete any filings with the Governmental Authorities and comply with all the requirements imposed under Law in respect of the transfer of Shares as contemplated by this Agreement.

(g) The Register of Members providing evidence to the satisfaction of the Buyer to the effect that the Seller is the owner of the Shares shall be provided by the Company.

(h) The Company shall have recorded all details of all related party transactions in the register of contracts with related party and contracts and bodies.

(i) The Company shall have maintained up-to-date minute book, and statutory registers in accordance with the Companies Act.

(j) The Company shall have obtained insurance in relation to gratuity payments to its employees in accordance with the Payment of Gratuity Act, 1972.

Section 2.04 Seller Closing Deliverables. At the Closing, Seller and the Company shall deliver to the Buyer Parties the following:

(a) The original share certificates representing the Shares duly endorsed and a certified copy of the Register of Members in Form MGT-1 evidencing Buyer as the owner of the Shares duly updated.

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(b) A certificate of the Secretary (or other officer) of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors and stockholders of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect.

(c) A good standing certificate for the Company from the secretary of state or similar Governmental Authority of the jurisdiction in which the Company is organized and each jurisdiction where the Company is required to be qualified, registered, or authorized to do business. The term “Governmental Authority” means any federal, state, local, foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

(d) A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986 (as amended, the “Code”).

(e) An assignment of membership interest substantially in the form attached hereto as Exhibit B (the “Assignment of Membership Interest”) duly executed by Seller.

Section 2.05 Algorhythm Holdings’ Deliveries. At the Closing, Algorhythm Holdings will deliver to Seller the following:

(a) The Promissory Note duly executed by Algorhythm Holdings.

(b) The Assignment of Membership Interest duly executed by Algorhythm Holdings.

Section 2.06 Company Deliveries. At or prior to the Closing, the Company shall provide evidence to the Buyer Parties that It has held a meeting of its board of directors, at which the following were resolved: (i) noting the transfer of the Shares from the Seller to the Buyer in compliance with the provisions of the Companies Act, 2013 (“Companies Act”) and the Foreign Exchange Management Act, 1999 (“FEMA”); and (ii) the name of the Buyer to be entered in the register of members as the holder of the Shares.

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ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer Parties that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller or the Company, after due inquiry.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the country of India and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 Capitalization.

(a) The authorized shares of the Company consist of 10,000 Equity Shares, all of which are issued and outstanding, of which 9,999 Equity Shares are owned by Seller and the remaining one (1) Equity Share is owned by Kadandale Srinivas Sudheer (“Sudheer”). All of the Equity Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by the owners thereof, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Shares to Buyer and payment therefor by Algorhythm Holdings in accordance with the terms of this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b) All of the Equity Shares were issued in compliance with applicable Laws. None of the Equity Shares were issued in violation of any agreement or commitment to which Seller or Sudheer, on the one hand, or the Company, on the other hand, is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

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(c) There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the Equity Shares or obligating Seller, Sudheer, or the Company to issue or sell any Equity Shares of, or any other interest in, the Company. There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the Membership Interest or obligating Seller to sell the Membership Interest. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any Equity Shares or the Membership Interest.

Section 3.04 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority applicable to the Seller or the Company (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

Section 3.05 Financial Statements. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at March 31 in each of the years 2022, 2023 and 2024 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended (the “Financial Statements”) are included in the Disclosure Schedules and have been delivered to Buyer. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of March 31, 2024 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”.

Section 3.06 Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

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Section 3.07 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, the Company has been operating in the ordinary course of business consistent with past practice and there has not been, with respect to the Company, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

Section 3.08 Material Contracts.

(a) Section 3.08(a) of the Disclosure Schedules lists each Contract that is material to the Company (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section 3.09(a)) being “Material Contracts”), including the following:

(i) each Contract that is material to the Company’s business;

(ii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax (as defined in Section 3.17(a)), environmental, or other Liability of any Person;

(iii) all Contracts relating to Intellectual Property (as defined in Section 3.10(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company; and

(v) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. The Company is in full compliance with the terms of all such Material Contracts. None of the Company or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Buyer.

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Section 3.09 Real Property; Title to Assets.

(a) Section 3.09(a) of the Disclosure Schedules lists all real property in which the Company has an ownership or leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the “Real Property”), including: (i) the street address of each parcel of Real Property; (ii) for Real Property that is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease, and any termination or renewal rights of any party to the lease; and (iii) the current use of each parcel of Real Property. Seller has delivered or made available to Buyer true, correct, and complete copies of all Contracts, title insurance policies, and surveys relating to the Real Property.

(b) The Company has good and valid (and, in the case of owned Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except for those items set forth in Section 3.09(b) of the Disclosure Schedules.

(c) The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of the Company’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or Contract and no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company.

Section 3.10 Intellectual Property.

(a) The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Section 3.10(b) of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by the Company (the “Company IP Registrations”). The Company owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances. All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property.

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(c) The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property.

Section 3.11 Material Customers and Suppliers.

(a) Section 3.11(a) of the Disclosure Schedules sets forth each customer who has paid a material amount of consideration to the Company for goods or services rendered (collectively, the “Material Customers”). The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b) Section 3.11(b) of the Disclosure Schedules sets forth each supplier to whom the Company has paid a material amount of consideration to the Company for goods or services rendered (collectively, the “Material Suppliers”). The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

Section 3.12 Insurance. Section 3.12 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by Seller or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers, and directors of the Company (collectively, the “Insurance Policies”). Such Insurance Policies: (a) are in full force and effect and all premiums have been timely paid; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

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Section 3.13 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by the Company, Seller, or any Affiliate of the Company or Seller: (i) relating to or affecting the Company or any of the Company’s operations, properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

Section 3.14 Compliance with Laws; Contracts; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets (including the Companies Act, all anti-corruption laws, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency).

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities (collectively, “Permits”) in order for the Company to conduct its business, including, without limitation, owning or operating any of the Real Property, have been obtained and are valid and in full force and effect. Section 3.14(b) of the Disclosure Schedules lists all current Permits issued to the Company and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit. The Company is in compliance with the terms and conditions of all Material Contracts.

(c) The Company shall have filed Form MGT-6 in relation to the nominal share held by Mr. Sudheer Srinivas Kadandale and pay any fines or fees for any delays in compliance (if any).

Section 3.15 Environmental Matters.

(a) The terms: (i) “Environmental Laws” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation.

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(b) The Company has complied, and is now complying, with all Environmental Laws to the extent applicable to the Company. Neither the Company nor Seller has received notice from any Person that the Company, its business or assets, or any real property currently or formerly owned, leased, or used by the Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

(c) There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of the Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Company. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Company, and such real property is not affected in any way by any Hazardous Substances.

Section 3.16 Employment Matters.

(a) Section 3.16(a) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full.

(b) The Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting the Company or any of its employees.

(c) The Company is and has been in compliance in all material respects with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Company.

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Section 3.17 Taxes.

(a) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, “Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Seller has delivered to Buyer copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company, for all Tax periods ending after March 31, 2024. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(b) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(c) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code.

Section 3.18 Books and Records. The minute books, registers, share record and transfer books of the Company, all of which are in the possession of the Company and have been made available to the Buyer Parties, are complete, correct and are maintained in compliance with the Companies Act.

Section 3.19 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to any of the Buyer Parties pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
Representations and warranties of buyer PARTIES

The Buyer Parties represent and warrant to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of the Buyer Parties, after due inquiry.

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Section 4.01 Organization and Authority of the Buyer Parties. Algorhythm Holdings is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the state of Nevada. The Buyer Parties have full corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are a party, to carry out their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer Parties of this Agreement and any other Transaction Document to which the Buyer Parties are a party, the performance by the Buyer Parties of their respective obligations hereunder and thereunder, and the consummation by the Buyer Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Buyer Parties. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of the Buyer Parties enforceable against the Buyer Parties in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by the Buyer Parties of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of the Buyer Parties; (b) violate or conflict with any provision of any Law or Governmental Order applicable to the Buyer Parties; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

ARTICLE V
Covenants

Section 5.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, counsel, accountants, and other agents (collectively, “Representatives”) to, hold in confidence any and all information, in any form, concerning the Company, except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by any obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify the Buyer Parties in writing and shall disclose only that portion of such information which is legally required to be disclosed; provided, however, Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

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Section 5.03 Compliance. All the transactions contemplated under this Agreement shall comply with the provisions of FEMA and the Consolidated FDI Policy dated October 15, 2020, issued by the Government of India. The Parties agree that they shall cooperate with one another to complete any filings with the Governmental Authorities and comply with all the requirements imposed under law in respect of the transfer of the Shares as contemplated by this Agreement.

Section 5.04 Publicity. Neither Seller nor any of its Affiliates, nor any Representatives of Seller or its Affiliates, shall issue any press releases or otherwise make any public statements or announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer Parties.

ARTICLE VI
Tax matters

Section 6.01 Tax Covenants.

(a) Without the prior written consent of the Buyer Parties, Seller shall not, to the extent it may affect or relate to the Company: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Buyer Parties or the Company, in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any Straddle Period beginning after the Closing Date.

(b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c) The Buyer Parties shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to any taxable period or portion thereof ending on or before the Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method.

Section 6.02 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated to Pre-Closing Tax Periods (as defined in Section 6.04) for purposes of this Agreement shall be: (a) in the case of Taxes: (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth; (ii) imposed in connection with the sale, transfer, or assignment of property; or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

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Section 6.03 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. Seller represents that after such date, neither the Company, Seller, nor any of the Company’s or Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.04 Tax Indemnification. Seller shall indemnify the Buyer Parties and each Buyer Indemnitee (as defined in Section 7.01) and hold them harmless from and against (a) any loss, damage, liability, deficiency, Action, judgment, interest, award, penalty, fine, cost or expense of whatever kind (collectively, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification under this Agreement, “Losses”) attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.17; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in ARTICLE VI; (c) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (d) any and all Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse the Buyer Parties for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.04 within ten business days after payment of such Taxes by the Buyer Parties or the Company. The term “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

Section 6.05 Cooperation and Exchange of Information. Seller and the Buyer Parties shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any proceeding in respect of Taxes of the Company, including providing copies of relevant Tax Returns and accompanying documents. Each of Seller and the Buyer Parties shall retain all Tax Returns and other documents in its possession relating to Tax matters of the Company for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate.

Section 6.06 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.17 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus 90 days.

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ARTICLE VII
Indemnification

Section 7.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VII, Seller shall indemnify and defend each of the Buyer Parties and their respective Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents; and

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 7.02 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.03 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.17 which are subject to ARTICLE VI) and all related rights to indemnification shall survive the Closing provided, however, the representations and warranties in Section 3.01, Section 3.02, Section 3.03, and Section 3.04 shall survive indefinitely. Subject to ARTICLE VI, all covenants and agreements of the parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 7.04 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.17 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in ARTICLE VI) shall be governed exclusively by Article VI hereof.

Section 7.05 Cumulative Remedies. The rights and remedies provided for in this ARTICLE VII (and in Article VI) are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise.

Section 7.06 Payments; Right of Set-Off.

(a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VII, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such ten (10) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 5%. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.

(b) Algorhythm Holdings is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any amounts or obligations at any time owed by an Indemnifying Party to an Indemnified Party under Section 7.06(a) against the Final Payment Amount (as such term is defined in the Promissory Note). Under no circumstances shall Algorhythm Holdings be entitled to set-off and apply any such amounts against the Initial Repayment Amount (as such term is defined in the Promissory Note).

ARTICLE VIII
Miscellaneous

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 8.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller:	SemiCab, Inc. 2876 Adam Oak Lane Marietta, GA 30062 E-mail: ajesh.kapoor@semicab.com Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:	Kasell Law Firm 1038 Jackson Avenue #4 E-mail: brianlehman97@gmail.com Attention: Brian Lehman

If to Buyer:	Algorhythm Holdings, Inc. 6301 NW 5th Way, Sute 2900 Fort Lauderdale, FL 33309 E-mail: gatkinson@singingmachine.com Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 E-mail: gischenzia@srfc.law Attention: Gregory Sichenzia, Esq

Section 8.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Buyer Parties may assign their respective rights or obligations hereunder to any Affiliate of the Buyer Parties. No assignment in violation of this Section 8.06 shall relieve the assigning party of any of its obligations hereunder.

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Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 8.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

SELLER

SemiCab, Inc.

By:	/s/ Ajesh Kapoor
Name:	Ajesh Kapoor
Title:	Chief Executive Officer

ALGORHYTHM HOLDINGS

Algorhythm Holdings, Inc.

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	Chief Executive Officer

BUYER

SemiCab Holdings, LLC

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	Manager

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DEFINITIONS CROSS-REFERENCE TABLE

The following terms have the meanings set forth in the location in this Agreement referenced below:

Term	Section
Actions	Section 3.13(a)
Affiliate	Section 3.12
Agreement	Preamble
Assignment of Membership Interest	Section 2.04(e)
Balance Sheet	Section 3.05
Balance Sheet Date	Section 3.05
Buyer	Preamble
Buyer Indemnitees	Section 7.01
Buyer Parties	Preamble
Closing	Section 2.01
Closing Date	Section 2.01
Code	Section 2.04(d)
Common Stock	Section 1.02
Company	Recitals
Companies Act	Section 2.06(a)(i)
Company IP Registrations	Section 3.10(b)
Company Intellectual Property	Section 3.10(b)
Contracts	Section 3.04
control	Section 3.12
Encumbrance	Section 1.01
Environmental Laws	Section 3.15(a)
Equity Shares	Preamble
FEMA	Section 2.06(a)(i)
Financial Statements	Section 3.05
Governmental Authority	Section 2.04(c)
Governmental Order	Section 3.04

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Hazardous Substances	Section 3.15(a)
Indemnified Party	Section 7.02
Indemnifying Party	Section 7.02
Insurance Policies	Section 3.12
Intellectual Property	Section 3.10(a)
Law	Section 3.04
Liabilities	Section 3.06
Losses	Section 6.04(a)
Material Adverse Effect	Section 2.03(a)
Material Contracts	Section 3.08(a)
Material Customers	Section 3.11(a)
Material Suppliers	Section 3.11(b)
Membership Interest	Preamble
Membership Interest Purchase Price	Section 1.02
Permits	Section 3.14(b)
Person	Section 3.03(b)
Pre-Closing Tax Period	Section 6.04(e)
Promissory Note	Section 1.01
Purchase Price	Section 1.02
Real Property	Section 3.09(a)
Representatives	Section 5.01
Seller	Preamble
Share Purchase Price	Section 1.01
Shares	Recitals
Straddle Period	Section 6.01(a)
Sudheer	Section 3.03(a)
Taxes	Section 3.17(a)
Tax Records	Section 6.05
Tax Returns	Section 3.17(a)
Transaction Documents	Section 2.04(a)
Union	Section 3.16(b)

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EXHIBIT A

FORM OF PROMISSORY NOTE

FORM OF PROMISSORY NOTE

Principal Amount: $1,750,000.00	[_________], 2025

FOR VALUE RECEIVED, Algorhythm Holdings, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of SemiCab, Inc. a Delaware corporation (the “Noteholder”), the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable in accordance with the following schedule:

(i) $1,500,000 (the “Initial Repayment Amount”) shall be due and payable on the first anniversary of the date hereof (the “Initial Repayment Date”); and

(ii) The remaining $250,000 (the “Final Repayment Amount”) shall be due and payable on the 18-month anniversary of the date hereof (the “Final Repayment Date”).

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment. For the sake of clarity, whenever the Borrower prepays part, but not all, of the Loan and accrued interest thereon, the remaining principal balance of the Loan shall continue to accrue interest thereon until such time as it is repaid in accordance with the terms of this Note.

2. Interest.

(a) Interest Rate. Except as provided in Section 2(c), the principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to six percent (6%).

(b) Interest Payment Dates. Interest on the Initial Repayment Amount shall be payable in full on Initial Repayment Date, and Interest on the Final Repayment Amount shall be payable on the Final Repayment Date.

(c) Default Interest. If any amount payable hereunder (including inter alia, any unpaid interest) is not paid when due (without regard to any applicable grace period), such overdue amount shall bear interest at eight percent (8%).

(d) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365/366 days, as the case may be, pro-rated for the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Note. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(e) Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

3. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars on the date on which such payment is due. Such payments shall be made by cashier’s check, certified check, or wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.

4. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due; (ii) any interest on the Loan within five (5) days after the date such amount is due; or (iii) any other amount due hereunder within ten (10) days after such amount is due. The Noteholder shall not be required to make a call on the outstanding amount(s) and it is the Borrower’s sole obligation to pay such amounts when due.

(b) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

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5. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Section 4(b) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

6. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment)); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party may specify in writing from time to time:

(a) If to the Borrower:

Algorhythm Holding Inc.

Attention: Gary Atkinson, CEO
6301 NW 5th Way, Suite 2900

Fort Lauderdale, Fl 33309
E-mail: gatkinson@singingmachine.com

Facsimile: (954) 596-100
Telephone: (954) 596-2000

(b) If to the Noteholder:

SemiCab Inc.

Attention: Ajesh Kapoor, CEO
2876 Adams Oaks Ln

Marietta, GA 30062
E-mail: Ajesh.kapoor@semicab.com

Telephone: 877-796-7364

7. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

8. Disputes.

(a) Submission to Jurisdiction. The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of New York sitting in New York County, and in the United States District Court for the Southern District of New York, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in this Section 9(a) and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

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(b) Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

10. Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

13. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

14. Right of Set-Off. The Borrower is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any amounts or obligations owed by any Indemnifying Party (as such term is defined in the Equity Purchase Agreement, as defined below) under Section 7.06(a) of that certain Equity Purchase Agreement, dated [_________], 2025, by and among Noteholder, the Borrower and SemiCab Holdings, LLC, a Nevada limited liability company (the “Equity Purchase Agreement”) to any Indemnified Party (as such term is defined in the Equity Purchase Agreement) against the Final Repayment Amount owed by the Borrower to Noteholder hereunder, provided that the Borrower gives the Noteholder advance written notice detailing the amounts intended for set off. Under no circumstances shall the Borrower be entitled to set-off and apply any such amounts against the Initial Repayment Amount.

15. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

16. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

ALGORHYTHM HOLDINGS, INC.

By:	[______________________________]
Name:	Gary Atkinson
Title:	Chief Executive Officer

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EXHIBIT [LETTER/NUMBER]

PAYMENTS ON THE LOAN

Date	Principal Amount Paid	Unpaid Principal Balance	Name of Person Making Notation

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EXHIBIT B

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST

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FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST

SEMICAB HOLDINGS, LLC

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”), dated [_________], 2025, is entered into by and among SemiCab Inc., a Delaware corporation (“Assignor”), and Algorhythm Holdings, Inc., a Delaware corporation (“Assignee”). Capitalized terms not herein defined shall have the meanings ascribed to such terms in the Equity Purchase Agreement (as defined below).

WHEREAS, Assignor owns a twenty percent (20%) membership interest (the “Membership Interest”) in SemiCab Holdings, LLC, a Nevada limited liability company (“SemiCab Holdings”); and

WHEREAS, Assignor, Assignee and SemiCab Holdings entered into that certain Equity Purchase Agreement, dated [_________], 2025 (the “Equity Purchase Agreement”), pursuant to which, among other transactions, Assignee agreed to purchase from Assignor, and Assignor agreed to sell to Assignee, the Membership Interest; and

WHEREAS, Assignor, effective as of as of the date hereof (the “Effective Date”), wishes to assign and transfer to Assignee, and Assignee wishes to accept from Assignor, the Membership Interest in consideration for the Membership Interest Purchase Price.

NOW THEREFORE, Assignor and Assignee, intending to be legally bound hereby, represent, warrant, covenant and agree as follows:

1. Ownership of Assignor’s Interest. Assignor hereby represents that it is the owner, beneficially and of record, of the Membership Interest, free and clear of any and all Encumbrances. Assignor has full requisite power and authority to sell, convey, transfer, assign, and deliver the Membership Interest to Assignee according to the terms and the provisions of this Assignment and the Equity Purchase Agreement so as to vest in Assignor, and upon executing this Assignment, Assignor shall vest in Assignee, good and marketable title to the Membership Interest free and clear of any and all Encumbrances.

2. Assignment of Interest. Assignor, effective as of the date hereof, hereby assigns and transfers the Membership Interest to Assignee so that Assignee receives the Membership Interest, and Assignee hereby accepts the above-described assignment and receipt of the Membership Interest.

3. Resignation. Effective the date hereof, Seller withdraws and resigns as a member of SemiCab Holdings.

4. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, legal representatives and permitted assigns, and shall be governed by and construed in accordance with the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered as of the date first set forth above.

ASSIGNOR

SemiCab, Inc.

By:	[______________________________]
Name:	Ajesh Kapoor
Title:	Chief Executive Officer

ASSIGNEE

Algorhythm Holdings, Inc.

By:	[______________________________]
Name:	Gary Atkinson
Title:	Chief Executive Officer

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